UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 15, 2014

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01     REGULATION FD DISCLOSURE
On July 15, 2014 Ashford Hospitality Trust, Inc. (the "Company") announced it signed a definitive agreement to acquire the 357-room Fremont Marriott Silicon Valley hotel for a total consideration of $50 million ($140,000 per key). The acquisition is expected to close within the next 30 days. Located in the vibrant Silicon Valley submarket of the Bay Area in Northern California, the hotel features approximately 15,000 square feet of meeting space spread across 19 flexible meeting areas. Upon closing, the property will be managed by Remington Lodging. The Company intends to finance the property with approximately $37.5 million of non-recourse mortgage debt.
The purchase price of $50 million represents a trailing 12-month cap rate of 5.8% on net operating income which equates to a 13.1x trailing 12-month EBITDA multiple. On a forward 12-month basis, the purchase price represents an estimated cap rate of 8.1% on net operating income, which equates to an expected 10.0x forward EBITDA multiple. On a trailing 12-month basis, the hotel achieved RevPAR of $103.51, with occupancy of 74.7% and an Average Daily Rate of $138.57.
On a trailing-12 month basis, the Fremont/Newark submarket has seen RevPAR growth of 15.4% through May 2014. The robust strength of the Bay Area economy and the continued growth in the technology sector combined with increasing visitation to the area is expected to make the Bay Area and Silicon Valley one of the country’s top annual RevPAR growth markets in 2014. The hotel is located directly off Interstate 880 at the gateway to Silicon Valley, near the southern tip of the San Francisco Bay. This ideal location is home to over 1,200 high-tech, life sciences and clean technology companies headquartered in the Silicon Valley area and provides exceptional access to many popular Bay Area attractions.
Originally developed in 1999, the Fremont Marriott Silicon Valley features a sleek, modern facade with 357 well equipped guestrooms and approximately 15,000 square feet of meeting space including the 7,590 square-foot Grand Ballroom. Amenities include an indoor pool and whirlpool, 24-hour fitness center, the GREATROOM restaurant and lounge, and complimentary on-site parking.The Fremont Marriott Silicon Valley is in exceptional condition with minimal capex needs, having already undergone several renovations, the most recent of which was an approximate $8.1 million ($23,000 per key) renovation and PIP completed in 2013. The hotel received a Renovation Excellence award from Marriott in 2012.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit
Number         Description

99.1	Press Release of the Company, dated July 15, 2013, furnished under Item 7.01, announcing the signing of a definitive agreement to acquire the Fremont Marriott Silicon Valley hotel.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2014

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel